Exhibit 10.10
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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made as of ______ ___, 2002, by and among HERLEY INDUSTRIES, INC. (the "Borrower"), ALLFIRST BANK AND FULTON BANK (each a "Lender" and, collectively, the "Lenders," as further defined herein), and ALLFIRST BANK, as agent (in such capacity, the "Agent").

1.       DEFINITIONS.
         -----------

         1.1      Defined Terms.
                  -------------

                  As used in this Agreement the following terms have the following meanings:

     "Acquisition": the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or by merger or consolidation, or (ii) assets of another Person that constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

     "Advance": a Target Rate Advance or LIBOR Advance, as the case may be.

     "Agent's Counsel": Rhoads & Sinon LLP, counsel to the Agent in connection with the transactions contemplated by this Agreement.

     "Aggregate LIBOR Advances Commitments": on any date, the sum of the LIBOR Advances Commitments on such date.

     "Aggregate Revolving Credit Commitments": on any date, the sum of the Revolving Credit Commitments on such date.

     "Agreement": this Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Applicable Margin": (i) with respect to the unpaid principal amount of Target Rate Advances, the percentage set forth below under the heading "Target Rate Margin" next to the applicable period and (ii) with respect to the unpaid principal amount of LIBOR Advances, the percentage set forth below under the heading "LIBOR Margin" next to the applicable period:



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                                                 Target Rate
         Period                                     Margin       LIBOR Margin
         ----------------------------------------   ------       ------------

         when the Ratio of Total Liabilities to     1.50%             1.35%
         Tangible Net Worth is less than 0.40:1.0

         when the Ratio of Total Liabilities to     1.65%             1.50%
         Tangible Net Worth is equal to or
         greater than 0.40:1.0 but not greater
         than 1.0:1.0

         when the Ratio of Total Liabilities to     1.80%             1.65%
         Tangible Net Worth is greater than
         1.0:1.0

     Changes in the Applicable Margin resulting from a change in the Ratio of Total Liabilities to Tangible Net Worth, as set forth in a Compliance Certificate delivered pursuant to Section 5.1(c) evidencing such a change, shall become effective upon the forty-fifth (45th) day after each fiscal quarter of the Borrower. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each fiscal quarter, then for purposes of determining the Applicable Margin, the Ratio of Total Liabilities to Tangible Net Worth from and including the date by which such Compliance Certificate was to have been delivered to the actual date of delivery shall be conclusively presumed to be greater than 1.0:1.0.

     "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Notes and Revolving Credit Commitment, as contemplated by Section 9.9(a), in form and content satisfactory to the Agent.

     "Authorized Signatory": the president or the chief financial officer.

     "Borrowing Date": any Business Day on which a Loan is made.

     "Borrowing Request": a written request for Loans in the form supplied or specified by the Agent.

     "Business Day": any day on which commercial banks located in Maryland are open for domestic and international business including deals in U.S. Dollar deposits.

     "Collections": all payments (including payments made by or on behalf of the Borrower or received by the Agent on account of the Borrower's obligations under the Loan Documents or pursuant to enforcement proceedings thereunder) received by the Agent in respect of the Notes and/or the Loan Agreement including, without limitation, late fees and charges, the Unused Facility Fee and other fees collected by the Agent pursuant to the terms of the Loan Agreement; provided, however, that the term "Collections" shall not include any sums (or accrued interest thereon) paid to the Agent on account of the costs of closing, administering or enforcing the Loan Documents, transaction and service expenses, processing fees, inspection fees, legal fees and costs or late charges, to the extent a Lender has not shared in the payment of such expenses, fees, costs or charges.

     "Compliance Certificate": a written certificate made by the Borrower and delivered to the Agent pursuant to Section 5.1(c).

     "Conversion Date": as the case may be, the date on which a Target Rate Advance is converted to a LIBOR Advance, the date on which a LIBOR Advance is converted to a Target Rate Advance, or the date on which a LIBOR Advance is renewed for a successive 30 day Interest Period as contemplated by Section 2.1.4(b).

     "Cost of Acquisition": with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its subsidiaries in accordance with GAAP, (vi) the aggregate fair market value of all other consideration given by the Borrower or any subsidiary in connection with such Acquisition, and (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP.

     "Debt": for any date of determination, the aggregate of all amounts outstanding on the Loans and all other indebtedness for which the Borrower is liable, whether as borrower, maker, guarantor or endorser (excluding payment instruments endorsed for deposit or collection in the ordinary course of business).

     "Debt Service Coverage Ratio": with respect to Borrower, Borrower's Net Profit After Tax for its four (4) most recently completed fiscal quarters, less dividends to stockholders with respect to such period, plus non-cash charges (such as depreciation and amortization) for such period, divided by scheduled principal payments on Borrower's Debt for such period.

     "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

     "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution
Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ss.1801 et seq.; and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any similar state law.

     "Event of Default": any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time or any other condition has been satisfied.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     "Guarantor" and "Guarantors": one or more of HMS Investments, Inc., Herley Wireless Technologies, Inc., Terrasat, Inc., General Microwave Corporation, General Microwave Israel Corporation, General Microwave Israel, Ltd., and any additional operating subsidiaries which Borrower or any Guarantor may create or acquire at any time a Loan remains outstanding and unpaid or any other amount is owing under any Loan Document.

     "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

     "Highest Lawful Rate": with respect to Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by Lender on the Notes or which may be owing to Lender pursuant to this Agreement under the laws applicable to Lender and this Agreement.

     "Interest Period": with respect to any LIBOR Advance requested by the Borrower, the thirty (30) day period beginning on, as the case may be, the Borrowing Date or the Conversion Date with respect to such LIBOR Advance; provided, however: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) no Interest Period shall end, in the case of a Revolving Credit Loan, after the Revolving Credit Maturity Date and, in the case of a Term Loan, after the maturity date of the applicable Term Loan Note.

     "Lender" and "Lenders": one or more of Allfirst Bank, in its capacity as a Lender, Fulton Bank, and each Person that becomes a Lender pursuant to the provisions of Section 9.9(a) of this Agreement.

     "LIBOR": with respect to any Interest Period applicable to a LIBOR Advance, a per annum rate of interest equal to the 30 day London Interbank Offered Rate as quoted by the Agent from time to time two (2) Business Days prior to the first day of such Interest Period, adjusted for Federal Reserve Board reserve requirements and FDIC insurance. The LIBOR will be quoted by the Agent as published in the money rates table of The Wall Street Journal or otherwise publicly quoted or published from time to time. If the LIBOR shall become unavailable, a per annum rate of interest equal to the Agent's Base Rate minus 0.5% shall be substituted for the LIBOR. The "Agent's Base Rate," which is not necessarily the lowest rate of interest charged by Agent, is defined as the prime rate of interest on domestic commercial loans established by the Agent from time to time.

     "LIBOR Advances": collectively, the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the LIBOR.

     "LIBOR Advances Commitment": in respect of any Lender having a LIBOR Advances Commitment, such Lender's undertaking during the Revolving Credit Commitment Period to make LIBOR Advances to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Revolving Credit Commitments" and on the "LIBOR Advances Commitment" line with respect to such Lender.

     "LIBOR Advances Commitment Percentage": in respect of any Lender having a LIBOR Advances Commitment, the percentage that the amount of such Lender's LIBOR Advances Commitment comprises of the Aggregate LIBOR Advances Commitments, as set forth next to the name of such Lender in Exhibit A under the heading "LIBOR Advances Commitment Percentage".

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

     "Loans": the Revolving Credit Loans and/or the Term Loans, as the case may be.

     "Loan Documents": collectively, this Agreement, the Notes and all other documents executed and delivered in connection with the Loans, and any future or additional loan documents executed and delivered in connection with the Loans, and any amendments or modifications thereof.

                  "Maximum LIBOR Advances Amount":  $45,000,000.00.

     "Maximum Target Rate Advances Amount": $5,000,000.00.

     "Note": a Revolving Credit Note or a Term Loan Note, as the case may be.

     "Notes": the Revolving Credit Notes and/or the Term Loan Notes, as the case may be.

     "Permitted Liens": any of the liens described in clauses (i) through (v) of
Section 6.4 of this Agreement.

     "Person": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, a limited liability company, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "Required Lenders": Lenders having Revolving Credit Commitments equal to at least 66-2/3% of the Aggregate Revolving Credit Commitments of all the Lenders.

     "Revolving Credit Commitment": in respect of any Lender having a Revolving Credit Commitment, such Lender's undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Revolving Credit Commitments."

     "Revolving Credit Commitment Percentage": in respect of any Lender having a Revolving Credit Commitment, the percentage that the amount of such Lender's
Revolving Credit Commitment comprises of the Aggregate Revolving Credit Commitments, as set forth next to the name of such Lender in Exhibit A under the heading "Revolving Credit Commitment Percentage."

     "Revolving Credit Commitment Period": the period from the date of this Agreement through the day preceding the Revolving Credit Maturity Date.

     "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

                  "Revolving Credit Maturity Date": January 31, 2004, or such earlier date on which the Revolving Credit Notes shall become due and payable, whether by acceleration or otherwise.

     "Revolving Credit Note" and "Revolving Credit Notes": as defined in Section 2.1.1.

     "Tangible Net Worth": with respect to any Person, at any time of determination, that amount which is equal to the excess of all of such Person's assets (excluding inter-affiliate items and any and all intangible assets, such as, but not limited to, customer lists, covenants not to compete, deferred financing costs, deferred charges, goodwill, intellectual property, licenses, organization costs, officer and stockholder advances or receivables, mineral rights and the like) over all of such Person's liabilities (except inter-affiliate items), determined in accordance with GAAP.

     "Target Rate": the Federal Funds Target Rate as established by the Federal Open Market Committee of the Federal Reserve Board from time to time.

     "Target Rate Advances": collectively, the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Target Rate.

     "Target Rate Advances Commitment": in respect of any Lender having a Target Rate Advances Commitment, such Lender's undertaking during the Revolving Credit Commitment Period to make Target Rate Advances to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Revolving Credit Commitments" and on the "Target Rate Advances Commitment" line with respect to such Lender.

     "Term Loan" and "Term Loans": as defined in Section 2.2.

     "Term Loan Note" and "Term Loan Notes": as defined in Section 2.2.1.

     "Term Loan Notice": as defined in Section 2.2.

         1.2      Other Definitional Provisions.
                  -----------------------------

                  (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein," "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

                  (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive, and an "agreement" of a Person shall include any applicable promise, covenant, representation, warranty or other undertaking of such Person.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, references to time shall refer to the prevailing time in Lancaster, Pennsylvania.


2.       AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND TERM LOANS.
         ---------------------------------------------------------

         2.1      Revolving Credit Loans.
                  ----------------------

                  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, in an aggregate outstanding principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment. At no time shall the aggregate outstanding principal amount of the Revolving Credit Loans of all Lenders exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Section 2.1.3, Revolving Credit Loans may be (a) Target Rate Advances, (b) LIBOR Advances, or (c) a combination thereof, provided that the aggregate outstanding principal amount of all Target Rate Advances shall not exceed the Maximum Target Rate Advances Amount and the aggregate outstanding principal amount of all LIBOR Advances shall not exceed the Maximum LIBOR Advances Amount. The Borrower covenants that it will not request any borrowing under the Revolving Credit Loans that would cause the aggregate outstanding principal amounts of the Revolving Credit Loans to exceed the aforesaid limitations. Any termination of the Revolving Credit Loans, whether by expiration of the Commitment Period or as a result of the existence or continuance of any Event of Default, shall relieve each Lender of the Lender's obligation hereunder to lend money or to make financial accommodations to or for the Borrower and for any of its accounts, but shall in no way release, terminate, discharge or excuse the Borrower from its absolute duty to pay or perform any or all of its obligations under this Agreement. The application of the preceeding sentence is intended to apply as long as any sums remain outstanding, due or owing under any Revolving Credit Loan.

                  2.1.1 Revolving Credit Notes. The Revolving Credit Loans made by a Lender shall be evidenced by a Revolving Loan Note of the Borrower, the terms and conditions of which are incorporated herein by reference. The (i) date and amount of each Revolving Credit Loan made by a Lender, (ii) its character as a Target Rate Advance, a LIBOR Advance, or a combination thereof, (iii) the interest rates and periods that such rates are applicable, and (iv) each payment and prepayment of principal and/or interest, shall be recorded by such Lender on its books and records, but any failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Loan Documents. All repayments shall be credited to the balances due under a Lender's Revolving Credit Loans in accordance with the normal and customary practices of the Lender. Interest accrued under a Lender's Revolving Credit Loans shall be computed on the outstanding balances as reflected on the Lender's books and records.

                  2.1.2 Procedure for Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided, however, that the Borrower shall notify the Agent (by telephone or telecopy) no later than 11:00 A.M. on the requested Borrowing Date, specifying (A) the aggregate principal amount to be borrowed under the Revolving Credit Commitments, (B) whether the Advance is to be a Target Rate Advance or a LIBOR Advance (if no interest rate option is specified, then the Borrower shall be deemed to have specified the Target Rate Advance option) and
(C) the requested Borrowing Date. Each such notice shall be irrevocable and confirmed immediately by delivery to the Agent of a Borrowing Request. The Agent and each Lender shall be authorized to rely upon any Borrowing Request made by any representative of the Borrower as constituting an authorized Borrowing Request under the Revolving Credit Loans by the Borrower. Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to the provisions of Section 2.1.3 hereof and its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing of Revolving Credit Loans available to the Borrower not later than 3:00 P.M. on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Borrower, by crediting an account of the Borrower maintained with Agent for such purpose with the amount of such borrowing.

                  2.1.3 Attribution of Target Rate Advances and LIBOR Advances. All Target Rate Advances shall be made solely by Agent in its capacity as a Lender. All LIBOR Advances shall be made by the Lenders on a pro rata basis in accordance with their respective LIBOR Advances Commitment Percentages. For example, by way of illustration only, assuming the aggregate outstanding principal amount of all Revolving Credit Loans is $10,000,000, of which $3,000,000 constitute Target Rate Advances made solely by Agent in its capacity as a Lender, and $7,000,000 constitute LIBOR Advances, then: (i) $3,920,000 (56 percent of $7,000,000) of the LIBOR Advances shall be made by the Agent in its capacity as a Lender, and (ii) $3,080,000 (44 percent of $7,000,000) of the LIBOR Advances shall be made by Fulton Bank.

                  2.1.4 Repayment. Payments of principal, interest and other amounts due and owing under each Revolving Credit Note shall be made by the Borrower to the Agent for the account of the respective Lender in immediately available funds as and when provided in Section 2.4(c) with respect to interest, and with respect to principal, as and when provided in such Revolving Credit Note or as otherwise provided in this Agreement. The Agent will promptly remit to each Lender its pro rata share of all Collections when received by the Agent, together with interest at the Federal Funds Rate from the date received until remitted, subject to the following:

                  (a) After deduction of reasonable expenses and other charges incurred by the Agent and reimbursable by the Borrower, Collections shall be applied first to the payment of all accrued but unpaid interest then due and payable in the order of maturity of the installments of such interest on a pro rata basis in relation to the respective aggregate amounts of accrued but unpaid interest on each Lender's Revolving Credit Loans constituting LIBOR Advances, and the balance, if any, to the payment to Agent in its capacity as a Lender of all accrued but unpaid interest then due and payable on all Target Rate Advances; and

                  (b) Second, to the repayment of all amounts of principal on a pro rata basis in relation to the respective outstanding principal balance of each Lender's Revolving Credit Loans constituting LIBOR Advances, and the balance, if any, to the payment to the Agent in its capacity as a Lender of the outstanding principal balance of Target Rate Advances; provided, however, that principal amounts constituting LIBOR Advances may be repaid only on the last day of the respective Interest Period applicable to such LIBOR Advance and, if repayment of a LIBOR Advance does not occur on the last day of the respective Interest Period and the Borrower has not otherwise provided the Agent with timely notice of the conversion of such LIBOR Advance to a Target Rate Advance in accordance with Section 2.1.5 of this Agreement, then such LIBOR Advance shall be deemed to constitute a renewed LIBOR Advance for a successive thirty (30) day Interest Period. Outstanding principal amounts constituting Target Rate Advances may be repaid at any time and Collections not otherwise applied to reimbursed expenses and charges, interest or principal amounts constituting LIBOR Advances as provided in the foregoing provisions of this Section 2.1.4 shall be paid to Agent in its capacity as a Lender as repayments of Target Rate Advances; and

                  (c) Notwithstanding the provisions of Sections 2.1.4(a) and
         (b) above, following the occurrence of an Event of Default and the acceleration by the Lenders of the amounts due under the Notes, the Agent shall distribute Collections, after deduction of reasonable expenses and other charges incurred by the Agent and reimbursable by the Borrower, to the Lenders on a pro rata basis in relation to the respective aggregate outstanding principal balance of each Lender's Loans to the aggregate outstanding principal balance of all Loans.

                  2.1.5 Conversions. The Borrower may elect from time to time to convert Target Rate Advances to LIBOR Advances by giving the Agent irrevocable notice of such election no later than 12:00 Noon, three (3) Business Days prior to the date of such conversion, specifying the amount to be so converted. In addition, the Borrower may elect from time to time to convert LIBOR Advances to Target Rate Advances by giving the Agent irrevocable notice of such election no later than 12:00 Noon, one (1) Business Day prior to such conversion, provided that any such conversation of LIBOR Advances to Target Rate Advances shall only be made on a Business Day and only on the last day of the Interest Period applicable to the LIBOR Advances which are to be converted to Target Rate Advances. The Agent shall promptly provide the Lenders with notice of any such election. LIBOR Advances and Target Rate Advances may be converted pursuant to this Section in whole or in part. Notwithstanding anything in this Section to the contrary, no conversion will be effected, if the Borrower or the Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower notifies the Agent of its election to convert or (ii) on the requested Conversion Date.

                  2.1.6 Duration of the Revolving Credit Loans. All sums outstanding under the Loans shall be paid in full and the Revolving Credit Loans shall expire on the Revolving Credit Maturity Date.

         2.2      Term Loans.
                  ----------

                  Subject to the terms and conditions hereof, Borrower shall have the option, exercisable by written notice (each a "Term Loan Notice") to the Agent received at any time and from time to time prior to the Revolving Credit Maturity Date at least three (3) Business Days prior to the requested date of conversion, to convert all or a part of the outstanding principal balance of the Revolving Credit Loans constituting LIBOR Advances, in the amount or amounts specified in such Term Loan Notice, to one or more term loans (each a "Term Loan" and, as the context may require, collectively with all Term Loans of a Lender and with the Term Loans of all other Lenders, the "Term Loans") payable in not more than sixty (60) consecutive equal monthly installment payments of principal, plus accrued and unpaid interest. At no time, however, shall the aggregate original principal amount of the Term Loans of any Lender then outstanding, together with the aggregate outstanding principal amount of the Revolving Credit Loans of such Lender, exceed such Lender's Revolving Credit Commitment; nor shall the aggregate original principal amount of the Term Loans of all Lenders outstanding, together with the aggregate outstanding principal amount of the Revolving Credit Loans of all Lender's, exceed the Aggregate Revolving Credit Commitments. For purposes of accruing interest on the outstanding principal balance of each and every Term Loan, each such Term Loan shall be deemed to be comprised solely of LIBOR Advances.

                  2.2.1 Term Loan Notes. The Term Loans made by a Lender shall be evidenced by a Term Loan Note of the Borrower, substantially in the form of Exhibit B hereto, with appropriate insertions therein as to date, principal amount and identity of the Lender, the terms and conditions of which shall be incorporated herein by reference. Each such Term Loan Note will supplement and be in addition to, but not supersede or replace, the Revolving Loan Notes.

                  2.2.2 Attribution of Term Loan Amounts. Upon receipt of a Term Loan Notice, the Agent shall promptly determine the pro rata amount of the principal amount specified to be converted that is to be attributable to each Lender, such that the aggregate original principal amounts of each Lender's Term Loans when made, together with the aggregate outstanding principal balance of each Lender's Revolving Credit Loans at that time, shall equal in amount each such Lender's Revolving Credit Commitment Percentage of the aggregate original principal amounts of all Lenders Term Loans, together with the aggregate outstanding principal balance of all Lender's Revolving Credit Loans.

                  2.2.3 Duration of Term Loans. Notwithstanding the expiration of the Revolving Credit Commitment Period, all sums outstanding under the Term Loans shall be paid in full in accordance with the terms and conditions of the respective Term Loan Note.

         2.3      Prepayments of the Loans.
                  ------------------------

                  The Borrower may, at its option, prepay Target Rate Advances, in whole or in part, without premium or penalty, at any time and from time to time. The Borrower may pay a LIBOR Advance, in whole or in part, only at the end of the Interest Period applicable to such LIBOR Advance.

         2.4      Interest Rate and Payment Dates.
                  -------------------------------

(a) Prior to Maturity. Except as otherwise provided in Section 2.4(b), prior to maturity the Loans shall bear interest on the outstanding principal balances thereof at the applicable interest rate or rates per annum set forth below.

               Advances                          Rate
               --------                          ----
        Target Rate Advance             Target Rate plus the Applicable Margin

        LIBOR Advance                   LIBOR plus the Applicable Margin

                  (b) Event of Default. After the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans and any overdue interest or other amount payable under the Loan Documents shall bear interest at a rate per annum equal to two percent (2%) plus the rate which would otherwise be applicable under Section 2.4(a) of this Agreement.

                  (c) General. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an outstanding principal balance on a Loan. Interest shall be payable in the case of Revolving Credit Loans in arrears on the first day of each month during the Revolving Credit Commitment Period in respect of Target Rate Advances, on the last day of the applicable Interest Period in respect of LIBOR Advances, and on the Revolving Credit Maturity Date. Interest shall be payable in the case of Term Loans in arrears on the last day of each successive Interest Period during the term of the respective Term Loan Note and the maturity date thereof. Any change in the interest rate on a Loan resulting from a change in the Target Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall notify the Borrower of the effective date and the amount of each such change in the Target Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Target Rate and LIBOR, as the case may be, by the Agent pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans of any Lender, together with all other amounts payable under the Loan Documents to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If interest payable to a Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate applicable to such Lender, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on a Loan is based on the Target Rate or LIBOR, such rates are only some of the bases for computing interest on loans made by the Lenders, and by basing interest payable on any of such rates, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.5      Use of Proceeds.
                  ---------------

                  (a) The proceeds of the Loans shall be used for working capital and general corporate purposes including, without limitation, financing Acquisitions (subject, however, to the conditions of Section 6.2).

                  (b) To the extent that the Agent, in its sole discretion, determines that funds are available under the Revolving Credit Commitments, each Lender agrees to severally issue standby letters of credit on behalf of the Borrower upon request, subject to such terms and conditions as may be required and approved by the Agent and the Lenders in their collective discretion, including without limitation, the terms of the letters of credit and the terms of repayment to be set forth in separate reimbursement agreements in form and substance acceptable to the Agent and the Lenders. The Agent shall attribute between or among the Lenders the amounts of letters of credit requested by the Borrower as if such letters of credit were Term Loans to be attributed pursuant to Section 2.2.2.

         2.6      Fees.
                  ----

                  (a) The Borrower agrees to pay to the Agent an "Unused Facility Fee" equal to 15 basis points (0.15%) per annum (calculated on the basis of a 360 day year for the actual days elapsed) of the unused portion of the Maximum LIBOR Advances Amount (such unused portion being determined by subtracting the aggregate amount of all outstanding LIBOR Advances on the applicable date of determination from the Maximum LIBOR Advances Amount). For purposes of calculating the unused portion of the Maximum LIBOR Advances Amount, Letters of Credit made under the Loans and the original principal amounts of Term Loans then outstanding shall be deemed to be used portions of the Maximum LIBOR Advances Amount. The Unused Facility Fee shall be paid in immediately available funds and shall be calculated on the basis of the average daily unused portion of the Maximum LIBOR Advances Amount and shall be payable quarterly in arrears and on the Revolving Credit Maturity Date. When received, the Agent will promptly remit to each Lender its pro rata share of the Unused Facility Fee based upon such Lender's Revolving Credit Commitment Percentage.

                  (b) If the Lenders are requested to issue standby letters of credit pursuant to Section 2.5(b) of this Agreement, a separate letter of credit fee equal in amount to one percent (1.00%) of the aggregate amounts of the letters of credit shall be due and payable by the Borrower to the Lender upon the issuance of the letters of credit and at each anniversary of the issuance date occurring during the terms of the letters of credit.

                  (c) All such fees shall be the absolute property of the Lenders upon payment. Payment of such fees shall not be considered payment of any of the Lenders' expenses incurred in connection with the Loans. No portion of such fees shall be refunded in the event the Borrower prepays any Loan including, without limitation, any prepayment of the Borrower's obligations under a letter of credit reimbursement agreement, whether in whole or in part.

         2.7      Agent's Records.
                  ---------------

                  The Agent's records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans, and fees, expenses and any other amounts due and payable in connection with the Loan Documents shall be presumptively correct absent manifest error as to the amount of the Loans, the amount of principal and interest paid by the Borrower in respect of each Loan and as to the other information relating to the Loans, and amounts paid and payable by the Borrower hereunder and under the Notes and other Loan Documents.

         2.8      Set-Off: Payment From Accounts.
                  ------------------------------

                         2.8.1  Security  Interest in Money and Property Held By
                                ------------------------------------------------
                    Lender; Set-Offs.
                    ----------------
                    [Not Applicable]

                         2.8.2  Application  of  Deposits.
                                -------------------------  In  addition  to any
                    rights of set-off arising under the Loan Documents or under law, upon the occurrence of an Event of Default, the Borrower hereby authorizes the Lenders to apply any amount on deposit in any deposit account of the Borrower now or hereafter maintained with a Lender against any of the Borrower's indebtedness under the Loan Documents.


3.       CONDITIONS OF LENDING - GENERAL.
         -------------------------------

         In addition to the conditions precedent set forth in Section 4, the obligation of the Lenders to make the Loans shall be subject to the fulfillment of the following conditions precedent:

         3.1      Evidence of Action.
                  ------------------

                  The Agent shall have received a certificate dated as of the closing date of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of the Borrower's Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of the Borrower's articles of incorporation and by-laws, (iii) setting forth the incumbency of the Borrower's officer or officers who may sign the Loan Documents to which it is a party, including therein a signature specimen of each such officer, and (iv) attaching certificates of good standing of the Secretaries of State of the Commonwealth of Pennsylvania and the State of Delaware.

         3.2      This Agreement.
                  --------------

                  The Agent shall have received counterparts of this Agreement duly executed by an Authorized Signatory of the Borrower and of each Lender party hereto.

         3.3      Notes.
                  -----

                  The Agent shall have received the Revolving Credit Notes duly executed by an Authorized Signatory of the Borrower.

         3.4      Security Agreement. [ Not Applicable]
                  ------------------

         3.5      Opinion of Counsel to the Borrower.
                  ----------------------------------

                  The Agent shall have received an opinion of counsel to the Borrower, addressed to the Agent and Agent's Counsel, dated the closing date, in form and substance satisfactory to the Agent and covering such matters as the Agent may reasonably request.

         3.6      Litigation.
                  ----------

                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith.

         3.7      Search Reports.
                  --------------

                  The Agent shall have received UCC, tax and judgment lien search reports with respect to each applicable public office where Liens are filed disclosing that there are no Liens of record in such official's office covering any of the Borrower's property or showing the Borrower as a debtor, except for Permitted Liens.

         3.8      Property, Public Liability and Other Insurance.
                  ----------------------------------------------

                  The Agent shall have received a certificate or certificates of all insurance maintained by the Borrower in form and substance reasonably satisfactory to the Lender, together with the endorsements described in Section 5.3.

         3.9      Other Documents.
                  ---------------

                  The Agent shall have received such other documents as the Agent shall reasonably request.

         3.10     Fees and Expenses of Agent's Counsel.
                  ------------------------------------

                  The fees and expenses of Agent's Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid by Borrower.

         3.11     Guarantors.
                  ----------

                  Each of the Guarantors shall have executed and delivered to the Agent Guaranty and Suretyship Agreements in form and substance acceptable to the Agent, providing joint and several suretyship for the absolute, full and timely payment and performance by the Borrower of the terms and conditions of each of the Loan Documents.


4.       CONDITIONS OF LENDING - ADVANCES.
         --------------------------------

         The obligation of a Lender to make any Advance under the Loans is subject to the satisfaction of the following additional conditions precedent as of each Borrowing Date:

         4.1      Compliance.
                  ----------

                  On each Borrowing Date and after giving effect to the Advance to be made thereon, (a) the Borrower shall be in compliance with all of the terms, covenants and conditions of the Loan Documents, (b) the representations and warranties set forth in the various Loan Documents shall be true and correct with the same force and effect as if made on and as of each such Borrowing Date (except to the extent any such representation or warranty may expressly relate solely to an earlier date); (c) there shall exist no Default or Event of Default, and (d) the outstanding principal amounts of the Loans will not exceed the limitations as to the maximum outstanding principal amount of the Loans specified in Sections 2.1 and 2.2 of this Agreement. Each borrowing by the Borrower shall constitute a certification by the Borrower as of the date of such borrowing that each of the foregoing matters is true and correct in all respects.

         4.2      Loan Documentation.
                  ------------------

                  All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Agent set forth in Section 9.6 on or before such Borrowing Date.

         4.3      Documentation and Proceedings.
                  -----------------------------

                  All corporate and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all information and copies of all documents which the Agent may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

         4.4      Required Acts and Conditions.
                  ----------------------------

                  All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to such Borrowing Date and which are necessary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

         4.5      Approval of Counsel.
                  -------------------

                  All legal matters in connection with the making of each Advance shall be reasonably satisfactory to Agent 's Counsel.

         4.6      Supplemental Opinions.
                  ---------------------

                  If requested by the Agent with respect to the applicable Borrowing Date, there shall have been delivered to the Agent favorable supplementary opinions of counsel to the Borrower, addressed to the Agent and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Agent may reasonably request.

         4.7      Other Documents.
                  ---------------

                  The Agent shall have received such other documents as the Agent shall reasonably request.


5.       AFFIRMATIVE COVENANTS.
         ---------------------

                  The Borrower covenants and agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Borrower shall, except as otherwise specifically provided:

         5.1      Reports to Agent.
                  ----------------

                  Deliver to the Agent the following reports:

                           (a) The Borrower's financial statements as follows:
                  (i) quarterly consolidated statements certified by the Borrower's chief financial officer within forty-five (45) days after the end of each of the Borrower's first three (3) fiscal quarters in each fiscal year; and (ii) year-end consolidated statements within ninety (90) days after Borrower's fiscal year-end, which year-end statements shall be audited by an independent certified public accountant and include an unqualified opinion of such accountant, any management letter issued to the Borrower by such accountant and the Borrower's response to such management letter. All financial statements shall be prepared in accordance with GAAP consistently applied.

                           (b) The Borrower's quarterly report on Form 10-Q and
                  annual report on Form 10-K as filed with the Securities and Exchange Commission within ten (10) days after filing.

                           (c) With the quarterly financial statements required
                  under Section 5.1(a)(1), a certificate of compliance with the requirements set forth in Sections 6.11, 6.12 and 6.13 of this Agreement signed by the Borrower's chief financial officer.

                           (d) Such other reports as may be reasonably requested
                  by the Agent from time to time.

All of the foregoing reports shall be in form and substance reasonably satisfactory to the Agent. If the reports are required to be audited by an independent certified public accountant, such independent certified public accountant shall be reasonably acceptable to the Agent.

         5.2      Certificates; Other Information.
                  -------------------------------

                  Furnish to the Agent prompt written notice if: (i) any indebtedness of the Borrower is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of indebtedness, certificate or security evidencing any such indebtedness or any obligee with respect to any other indebtedness of the Borrower has the right to declare any such indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default.

         5.3      Insurance.
                  ---------

                  (a)      Borrower shall maintain insurance as follows:

                           (i) Insurance against loss or damage to the
                  Borrower's assets and properties by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage," in an amount not less than the percentage of the full replacement cost of all such properties and assets, required to satisfy any applicable co-insurance requirement in such policy and with not more than $25,000.00 deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (i) shall contain the "Replacement Cost Endorsement";

                           (ii) Comprehensive public liability insurance on an
                  "occurrence basis" against claims for "personal injury," including without limitation bodily injury, death or property damage, such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 under a primary policy of insurance together with a limit of not less than $2,000,000 under an umbrella policy of insurance with respect to personal injury or death to any one or more persons or damage to property;

                           (iii) Worker's compensation insurance (including
                  employer's liability insurance, if requested by Agent) for all employees of Borrower in such amount as is reasonably satisfactory to Agent, or if such limits are established by law, in such amounts;

                           (iv)  Directors  and  Officers  liability   insurance
                                 to a limit of not less than $3,000,000.

                           (v) Such other insurance, and in such amounts, as may
                  from time to time be reasonably required by Agent against the same or other hazards.

                  (b) All policies of insurance required by the terms of paragraph (a) shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deduction against Borrower.

                  (c) All policies of insurance shall be issued by companies and in amounts reasonably satisfactory to Agent. All policies of insurance shall have attached thereto a lender's clause in favor of Agent, and in form reasonably satisfactory to Agent, providing that the Agent shall not be subject to contribution, and a lender's loss payable endorsement for benefit of Agent, all of a form satisfactory to Agent. Borrower shall furnish Agent with a signed duplicate original policy with respect to all required insurance coverage. If Agent consents to Borrower providing any of the required insurance through blanket policies carried by Borrower and covering more than one location, then Borrower shall furnish Agent with a signed certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date, and listing Agent as lender or loss payee. At least twenty (20) days prior to the expiration of each such policy, Borrower shall furnish Agent with evidence satisfactory to Agent of payment of premium and the reissuance of a policy continuing insurance in force as required by this Agreement. All such policies, including policies for any amount carried in excess of the required minimum and policies not specifically required by Agent, shall be in form satisfactory to Agent, shall be maintained in force and effect, shall be assigned and delivered to Agent, with premiums prepaid as collateral security for payment of the indebtedness secured hereby, and shall contain a provision that such policies will not be canceled or materially amended which term shall include any reduction in the scope or limits of coverage, without at least ten (10) days prior written notice to Agent. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be reasonably deemed by Agent to be unsatisfactory, Borrower shall obtain new insurance reasonably satisfactory to Agent.

                  (d) In the event the Borrower fails to provide, maintain, keep in force or deliver or furnish to Agent the policies of insurance required by this Agreement, Agent may procure such insurance or single-interests insurance for such risks covering Agent 's interest, and Borrower will pay all premiums thereon promptly upon demand by Agent, and until such payment is made by Borrower, the amount of all such premiums, together with interest thereon at the rate specified in the Note.

                  (e) In the event of loss in excess of $100,000.00, Borrower will give immediate notice thereof to Agent, and Agent may make proof of loss if not made promptly by Borrower. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Agent instead of to Borrower and Agent jointly, and Borrower appoints Agent irrevocably, as Borrower's attorney-in-fact to endorse any draft therefor. If otherwise, such policies, including all right, title and interest of the Borrower thereunder, shall become the absolute property of the Agent.

         5.4      Taxes.
                  -----

                  Duly pay and discharge all taxes or other claims which might become a Lien upon any of Borrower's properties except to the extent that such items are being in good faith appropriately contested with adequate reserves therefor having been set aside and with security satisfactory to the Agent.

         5.5      Properties.
                  ----------

                  Maintain, preserve and keep Borrower's properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto.

         5.6      Corporate Existence.
                  -------------------

                  Maintain Borrower's corporate existence and comply with all statutes, rules and regulations, the non-compliance with which would materially and adversely affect its business, assets or condition, financial or otherwise.

         5.7      Issuance Taxes.
                  --------------

                  Pay all stamp or issuance taxes, if any, payable by reason of the execution, delivery or issuance of this Agreement, the Notes or Loan Documents under any applicable ordinance or statute now existing or hereafter enacted, and the Borrower will at all times indemnify and hold harmless the Lenders against any liability in respect thereof.

         5.8      Audits by Agent.
                  ---------------

                  Upon the occurrence of an Event of Default or if the Agent reasonably believes that an Event of Default is imminent based on reports or financial reports received by Agent, permit the Agent and its duly authorized agents to make, or cause to be made, inspections of any of Borrower's properties and examinations and audits of any books, records and papers of the Borrower and to make extracts therefrom at all such reasonable times and as often as the Agent may reasonably require.

         5.9      Management.
                  ----------

                  Maintain the current management and executive personnel of the Borrower or other management and executive personnel reasonably satisfactory to the Agent, and furnish to the Agent within five (5) days of any election or appointment of officers or directors written notice of any change of such officers and directors.

5.10     Compliance With Laws.
         --------------------

                  Fully comply with all applicable Laws with respect to: (a) products that the Borrower sells and services it performs, (b) the conduct of its business generally, (c) its use, maintenance and operation of the real and personal properties owned or leased by it; and, without limiting the foregoing, the Borrower shall obtain and maintain all permits, licenses and approvals necessary or appropriate to engage in its business as presently conducted and presently contemplated.

5.11     Employee Benefit Plans.
         ----------------------

                  Comply, and shall cause each of Borrower's employee benefit plans to comply, with all applicable provisions of law.

5.12     Environmental Matters.
         ---------------------

                  Comply, and shall cause Borrower's properties (whether owned or leased) to comply, with all applicable Environmental Laws. Without limiting the foregoing,

         (a)      the Borrower shall:

                  (1) promptly notify the Agent and each other Person that it is required under applicable Environmental Laws to notify upon the Borrower's acquiring knowledge of a release or threatened release of any Hazardous Substance on, from, or near any of its properties,

                  (2) promptly notify the Agent once an environmental
                      investigation or clean-up proceeding is instituted by any Person in connection with the Borrower or any of its properties,

                  (3) comply in all material  respects with and provide such assistance as may be reasonably required in any such environmental investigation and clean-up proceeding,

                  (4) promptly execute and complete remedial actions necessary to ensure that no environmental liens or encumbrances are levied against or exist with respect to any of the Borrower's properties or other assets, and

                  (5) promptly notify the Agent of any citation, notification, complaint, or written notice of violation which it receives from any Person which relates or pertains to the making, storing, handling, treating, disposing, generating, transporting or release of any Hazardous Substance; and

         (b) the Borrower shall not use, produce, transport, dispose of or otherwise handle any Hazardous Substances or permit any other Person to do so at or from any of the Borrower's properties except in the ordinary course of Borrower's business and in compliance with all applicable Environmental Laws.

         The Borrower, promptly upon the written request of the Agent from time to time after (1) the occurrence of an Event of Default, or (2) the occurrence of any release of any Hazardous Substance in, on or from any property of the Borrower in violation of any Environmental Law, shall provide the Agent with an environmental site assessment or report, all in scope, form, and content satisfactory to the Agent. Upon any such event, the Agent, or its designated agent, may interview any or all of the agents and employees of the Borrower regarding environmental matters, including any consultants or experts retained by the Borrower, all of whom are directed to discuss environmental issues fully and openly with the Agent or its designated agent and to provide such information as may be requested. All of the costs and expenses incurred by the Agent with respect to the audits, tests, inspections, and examinations which the Agent may conduct pursuant to this Section, including the fees of the engineers, laboratories, and contractors, shall be paid by the Borrower.

         The Borrower shall indemnify and hold harmless the Agent from all loss, liability, damage, reasonable costs and expenses (including, but not limited to, reasonable legal fees), fines, or other penalties or payments, for failure of the Borrower or any of its properties to comply fully with all environmental Laws. The provisions of this Section shall survive the payment and satisfaction of the Loans and the termination of this Agreement.

5.13     Deposit Relationship.
         --------------------

                  Maintain a meaningful deposit relationship with the Agent.

5.14     Further Assurances And Power Of Attorney.
         ----------------------------------------

                  Execute from time to time such other and further documents, which in the opinion of the Agent or the Agent's counsel, may be reasonably necessary to perfect, confirm, establish, reestablish, continue, or complete the agreements of the Borrower under the Loan Documents and the purposes and intentions of this Agreement, it being the intention of the Borrower to provide hereby a full and absolute warranty of further assurance to the Agent, provided that Borrower shall not be obligated under this Section 5.14 to execute any document that could effect an amendment or modification of any term or condition of this Agreement or any other Loan Document. If the Borrower fails to execute any document requested by the Agent pursuant to this Section 5.14, the Borrower hereby appoints the Lender or any officer of the Agent as the Borrower's attorney in fact for purposes of executing such documents in the Borrower's name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.


6.       NEGATIVE COVENANTS.
         ------------------

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to a Lender, the Borrower will not, directly or indirectly, except as expressly permitted with respect to Section 6.2, without prior adequate notice to Lender with respect to Section 6.3 and without the prior written consent of the Agent for all other Sections:

         6.1      Borrower's Indebtedness.  [Not Applicable]
                  -----------------------

         6.2      Acquisitions.
                  ------------

                  Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Borrower shall have first reviewed the proposed Acquisition with the Agent, (ii) no Event of Default shall have occurred and be continuing either immediately prior to or after giving effect to the Acquisition and, (iii) if the cost of Acquisition is in excess of $20,000,000 and is being financed in whole or in part by one or more Loans made pursuant to this Agreement, the Agent shall not have objected to the Acquisition in writing within five (5) Business Days after receipt of such information regarding the Acquisition and its anticipated effect on the Borrower as Agent reasonably may request.

         6.3      Loans and Investments.
                  ---------------------

                  Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person, except: (a) extensions of credit to customers in the ordinary course of business, (b) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (c) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (d) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case, with maturities of not greater than sixty (60) days from the date acquired, (e) loans to employees of the Borrower made in the ordinary course of business, and (f) joint ventures entered into by the Borrower in the ordinary course of business.

         6.4      Create Encumbrances.
                  -------------------

                  Create, assume or permit to exist, any mortgage, pledge, Lien or encumbrance of or upon, or security interest in, any of its property or assets now owned or hereafter acquired except (i) currently existing mortgages, Liens, pledges and security interests in favor of Allfirst Bank as a lender of other loans to the Borrower; (ii) other Liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (iv) any Lien created under the Loan Documents; and (v) any purchase money security interest securing indebtedness incurred in the ordinary course of business.

         6.5      Guaranties.
                  ----------

                  Assume, endorse, be or become liable for or guarantee the obligations of any person or entity except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and performance bonds and indemnities with bonding companies and similar entities entered into in the ordinary course of business.

6.6      Dividends and Other Distributions of Capital.
         --------------------------------------------

                  [Not Applicable]

         6.7      Impairment of Assets.
                  --------------------

                  Permit anything to be done that may materially impair the value of its properties and assets.

         6.8      Changes in Business.
                  -------------------

                  Make or permit to be made any material change in the nature, character, name or conduct of the Borrower's business as conducted on the date hereof.

         6.9      Articles of Incorporation and By-Laws.
                  -------------------------------------

                  Amend or otherwise modify the Borrower's articles of incorporation or by-laws in any way which would adversely affect the interests of the Lenders under any of the Loan Documents.

         6.10     Prepayments of Indebtedness.
                  ---------------------------

                  Prepay or obligate itself to prepay, in whole or in part, any indebtedness (other than the obligations under the Loan Documents).

         6.11     Minimum Tangible Net Worth.
                  --------------------------

                  Permit the Tangible Net Worth of the Borrower, on a consolidated basis, to be less than $115,000,000 at the time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender.

         6.12     Maximum Total Liabilities to Tangible Net Worth Ratio.
                  -----------------------------------------------------

                  Permit a Total Liabilities to Tangible Net Worth Ratio of the Borrower at not greater than 1.50-to-1 at any time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender.

         6.13     Minimum Debt Service Coverage Ratio.
                  -----------------------------------

                  Permit the Debt Service Coverage Ratio of the Borrower to be less than 2.0-to-1 at any time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender.


7.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Agent and the Lenders and acknowledges the Agent's and each Lender's justifiable right to rely upon these representations and warranties:

         7.1      Corporate Organization.
                  ----------------------

                  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing and duly qualified to conduct business in the Commonwealth of Pennsylvania and in each other jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         7.2      Enforceability of Documents.
                  ---------------------------

                  This Agreement, the Notes and each of the other Loan Documents to which the Borrower is a party have been duly authorized, executed and delivered and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

         7.3      Legality of Documents.
                  ---------------------

                  The execution and delivery of this Agreement, the Notes and all of the other Loan Documents to which the Borrower is a party and performance thereof will not violate any provision of law or of the articles of incorporation or by-laws of the Borrower or any agreement, indenture or instrument to which the Borrower is a party or its properties or assets may be bound or affected or of any other agreement to which the Borrower is a party.

         7.4      Pending or Threatened Litigation.
                  --------------------------------

                  As of the date hereof, there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower which would result in a material adverse change in the financial condition of the Borrower or its subsidiaries. Borrower agrees to promptly provide to Agent written notice of any and all outstanding judgments, actions or proceedings which may at any time hereafter be pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower which may reasonably be expected to have a material adverse effect on the Borrower, its financial condition, business, properties or prospects, or the ability of any Lender to enforce the Loan Documents in accordance with their respective terms.

         7.5      No Defaults.
                  -----------

                  As of the date hereof the Borrower is not in material default under, or in material violation of, nor will the execution, delivery or performance of this Agreement, the Notes or any of the other Loan Documents to which the Borrower is a party constitute a default under or violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment used in the conduct of the Borrower's business or by which Borrower is bound. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to it and no consents, authorizations or approvals of any Governmental Authority are required by the Borrower in connection with the Loan Documents.

         7.6      No Onerous Agreements.
                  ---------------------

                  The Borrower is not a party to nor bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or condition, financial or otherwise.

         7.7      Financial Statements.
                  --------------------

                  All balance sheets, profit and loss statements and other financial information heretofore furnished to the Agent by the Borrower are true, correct and complete in all material respects, and present fairly the financial condition of the Borrower and its subsidiaries, if any, as at the date thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Agent.

         7.8      No Margin Stock Purchases.
                  -------------------------

                  No part of the proceeds of the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined by Regulation U of the Board of Governors of the Federal Reserve System.

         7.9      Power and Authority.
                  -------------------

                  The Borrower has the power to execute and deliver this Agreement, the Notes and all other Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the same.

         7.10     Properties.
                  ----------

                  The Borrower has good and marketable title to all of its assets, subject to no Liens except Permitted Liens.

         7.11     Taxes.
                  -----

                  The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made.

         7.12     Environmental Matters.
                  ---------------------

                  (a) The Borrower is in compliance with the requirements of all applicable Environmental Laws.

                  (b) To the best of the Borrower's knowledge, no Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any property owned or occupied by the Borrower in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any such property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any such property on or into property or waters (including subsurface waters) adjacent to any such property in violation of any Environmental Laws; and any underground or above ground storage tanks situated on any such property and regulated under any Environmental Laws are in compliance with all applicable Environmental Laws.

                  (c) The Borrower (i) has not received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any property owned or occupied by the Borrower or the release or threatened release of any Hazardous Substance into the environment, (ii) has not received notice of any threatened or actual liability in connection with the presence of any Hazardous Substance on any property owned or occupied by the Borrower or the release or threatened release of any Hazardous Substance into the environment, (iii) has not received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any property owned or occupied by the Borrower or a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, or (iv) has not received notice that the Borrower is or may be liable to any Person under any Environmental Law.

7.13     Employee Benefit Plans.
         ----------------------

                  Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4042 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

7.14     Solvency.
         --------

                  As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and
(iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

         7.15     Subsidiaries.
                  ------------

         As of the date of this Agreement, the only direct or indirect subsidiaries of the Borrower are the Guarantors.

         7.16     Disclosure.
                  ----------

                  No representation or warranty by the Borrower set forth in this Agreement, any other Loan Document or in any other document or instrument delivered by the Borrower to the Agent pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made not misleading.


8.       DEFAULT.
         -------

         8.1      Events of Default.
                  -----------------

                  If any one or more of the following Events of Default, each constituting an "Event of Default," shall occur, the obligations of the Lenders to make Advances shall cease and the entire unpaid balance of the principal of and interest on the Loans shall immediately become due and payable in the case of (g) or at the option of the Agent in all other cases, without notice, presentment, protest or demand (all of which are expressly waived by the Borrower) to the Borrower being required except as specified below:

                           (a) Failure of the  Borrower to make any payment of
                               principal or interest in respect of any Loan within 10 days after it is due; or

                           (b) The failure of the Borrower to pay the amount by
                  which the aggregate outstanding principal amount of all Loans exceeds Aggregate Revolving Credit Commitments within two (2) Business Days after written notice thereof shall have been given by the Agent to the Borrower; or

                           (c) Failure by the Borrower or any Guarantor to
                  perform any other term, condition or covenant of this Agreement, the Notes, any Loan Document or any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for the period of thirty (30) days after written notice thereof shall have been given by the Agent to the Borrower; provided, however, if such failure be such that it cannot be corrected within thirty (30) days, it shall not be an Event of Default if, in the reasonable discretion of the Agent, the Borrower is taking appropriate corrective action to cure the failure and such failure will not impair the ability of the Borrower to pay or perform the Borrower's obligations under the Loan Documents; or

                           (d) Default is made with respect to any evidence of
                  indebtedness for borrowed money of the Borrower to any Person, whether now existing or hereafter created, if as a result of such default the maturity of such evidence of indebtedness is accelerated, or any such indebtedness, if owed to the Agent or any Lender, is not paid when due and payable; or

                           (e) A material breach of or material default by the
                  Borrower under the terms, covenants or conditions of any agreements, loans or other transactions of the Borrower with the Agent or any other lender, after the expiration of any applicable grace or cure period; or

                           (f) Any representation or warranty made in writing to
                  the Agent and/or the Lenders in this Agreement, the Notes or other Loan Documents or in connection with the making of any Loan or any certificate, statement or report made in compliance with this Agreement, shall have been false in any material respect when made; or

                           (g) The Borrower or any Guarantor or endorser or
                  surety thereof shall make an assignment for the benefit of creditors, file a petition under the Federal Bankruptcy Code or any similar law, state or federal, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver, or trustee or a custodian for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or the Borrower or any endorser or surety by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver, or trustee or a custodian for it or any substantial part of any of its properties, or shall suffer any such receivership, trusteeship, or custodianship to continue undischarged for a period of sixty (60) days or more; or

                           (h) Any judgment against the Borrower in excess of
                  $500,000.00, or any attachment, levy or execution against any of its properties in excess of $500,000.00 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                           (i) The Borrower shall be unable, or admit its
                  inability, to meet its obligations as they come due or failure of the Borrower generally to pay its debts as they become due; or

                           (j) Occurrence, in Agent's sole and independent
                  discretion, reasonably exercised, of a material adverse change in the business, properties or financial condition of the Borrower, or an event or condition which, in Agent's sole and independent discretion reasonably exercised would be expected to result in such a material adverse change.

         8.2      Remedies.
                  --------

                  In the event of the occurrence and during the continuation of any Event of Default, the Agent may, but shall not be required to (i) proceed to apply to the payment of the Loans the balance to the credit of any account or accounts maintained with any Lender by the Borrower and all property of Borrower now or at any time in any Lender's possession in any capacity whatsoever (set-off) and (ii) the obligation of any Lender to make loans or otherwise extend credit to the Borrower shall immediately terminate. The Agent may exercise any other right or remedy provided pursuant to the Loan Documents and hereby granted or allowed to it by law, and each and every right and remedy provided pursuant to the Loan Documents and hereby granted to the Agent or any Lender or allowed to one or the other by law shall be cumulative and not exclusive the one of the other, and may be exercised by the Agent from time to time and as often as may be necessary. The Agent shall have at any time, in its discretion, the right to enforce collection and payment by appropriate action or proceedings, and the net amounts received therefrom, after deduction of all costs and expenses incurred in connection therewith, shall be applied on account of the Loan and any other indebtedness or liabilities of the Borrower aforesaid, all without notice to the Borrower. The Agent shall not be required to marshall any security or guarantees or to resort to the same in any particular order.


9.       THE AGENT.
         ---------

         9.1      Appointment.
                  -----------

                  Each Lender hereby irrevocably designates and appoints Allfirst Bank, as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes Allfirst Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied (or express) covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent, whether arising under principles of agency or otherwise under applicable law. The term "Agent" is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship among independent contracting parties.

         9.2      Administration.

                  In the course of its administration of the Loans and the Loan Documents, the Agent may, without notice to or consent of the Lenders, in its sole discretion except as otherwise provided below, exercise or refrain from exercising any powers or rights vested in the Agent under the Loan Documents or any document relating thereto or which the Agent may be entitled to assert at law or in equity or otherwise enforce or refrain from enforcing the obligations of the Borrower. Notwithstanding the foregoing, the Agent will not, without the consent of all of the Lenders: (i) consent to the reduction of (A) any amount due and owing by the Borrower pursuant to the Loan Documents, (B) any rate of interest payable under the Loan Documents, or (C) the rate at which fees accrue under the Loan Documents; (ii) increase the amounts of or reinstate any Loan other than such reinstatement as is provided in the Loan Documents; (iii) extend the maturity date of any Loan; (iv) postpone the due date for any payment to be made by Borrower pursuant to the Loan Documents; (vi) consent to or waive any failure by the Borrower to pay money to the Lenders if such failure would otherwise constitute an Event of Default under the Loan Documents; (vii) waive any Event of Default under the Loan Documents; (viii) waive compliance with any of the terms and conditions of the Loan Documents; (ix) give or withhold consents to or approvals of any action or failure to act by the Borrower; (x) change the definition of "Required Lenders"; (xi) release any Guarantor from Liability under its respective Guaranty and Suretyship Agreement; or (xii) amend this Section 9.2 or any other provision of this Agreement providing for consent or other action by the Required Lenders; provided, however, that items (viii) and (ix) shall require the consent of the Required Lenders only. Notwithstanding any other provision to the contrary, Agent agrees to promptly provide to each Lender a copy of each report, certificate or other notice or request received from or on behalf of Borrower or any Guarantor pursuant to Sections 5.1, 5.2 and/or 5.3 of this Agreement or otherwise, as well as a copy of each notice the Agent provides to the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document.

         9.3      Delegation of Duties.
                  --------------------

                  The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any such agent or attorney-in-fact in the absence of the Agent's own gross negligence or willful misconduct.

         9.4      Exculpatory Provisions.
                  ----------------------

                  Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Loan Party. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         9.5      Reliance by Agent.
                  -----------------

                  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         9.6      Notice of Default.
                  -----------------

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to default in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received written notice thereof from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         9.7      Non-Reliance on Agent and Other Lenders.
                  ---------------------------------------

                  Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates ("Agent-Related Persons") has made any representations or warranties to it and that no act by the Agent or any Agent-Related Person hereinafter, including any review of the affairs of the Borrower or any other Person, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and the Guarantors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.8      Indemnification.
                  ---------------

                  Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower or any Guarantor) upon demand, pro rata according to its Revolving Credit Commitment, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing to the extent the Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents, the termination of the Aggregate Revolving Credit Commitments and the resignation of the Agent.

         9.9      Agent in Its Individual Capacity.
                  --------------------------------

                  Allfirst Bank and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower and/or any Guarantor as though Allfirst Bank was not Agent hereunder and without notice to or consent of any Lender. The Lenders acknowledge that pursuant to such activities, Allfirst Bank or its affiliates may receive information regarding the Borrower or a Guarantor (including information that may be subject to confidentiality obligations in favor of the Borrower or such Guarantor) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to Allfirst Bank's Revolving Credit Commitment and the Notes issued to Allfirst Bank hereunder, Allfirst Bank shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall in each case include Allfirst Bank in its individual capacity.

         9.10     Successor Agent.
                  ---------------

                  If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under this Agreement, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation hereunder as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time hereunder there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.


10.      GENERAL.
         -------

         10.1     Survival of Warranties.
                  ----------------------

                  All agreements, representation and warranties made herein shall survive the delivery of this Agreement.

         10.2     Modification of Documents.
                  -------------------------

                  No modification or waiver of any provision of this Agreement, the Notes, the other Loan Documents or other instruments or consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent (and, but only to the extent specifically required by Section 9.2, each Lender) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         10.3     Rights Cumulative.
                  -----------------

                  Each and every right granted to the Agent or a Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed one or the other by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

         10.4     Construction and Severability.
                  -----------------------------

                  This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

         10.5     Conflict of Documents.
                  ---------------------

                  The provisions of this Agreement are in addition to, and not in limitation of, the provisions of the Notes and the other Loan Documents. In the event of conflict between the provisions of this Agreement and the provisions of the Notes or any Loan Document, the provisions of this Agreement shall prevail.

         10.6     Notices.
                  -------

                  Notices by one party to the other shall be in writing and shall be deemed to have been validly given at the time when posted in the U.S. Mails, postage prepaid, or hand delivered to the following address or to any alternate address designated in writing by the recipient:

         The Borrower:                      Herley Industries, Inc.
                                            3061 Industry Drive
                                            Lancaster, Pennsylvania 17603
                                            Attn:  Myron Levy, CEO

         The Agent:                         Allfirst Bank
                                            1703 Oregon Pike
                                            Lancaster, Pennsylvania 17601-4201
                                            Attn:  Jane E. Kline, Vice President

         The Lender:                        Fulton Bank
                                            One Penn Square
                                            Lancaster, PA   17108-1146
                                            Attn: William T. Kepler
                                            Vice President

         10.7     Expenses of the Agent.
                  ---------------------

                  The Borrower shall pay all fees and expenses reasonably incurred by the Agent in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and all other instruments executed in connection herewith or in connection with the collection of the indebtedness hereunder, or any part thereof. These fees and expenses shall include, without limitation, fees and disbursements of Agent's Counsel.

         10.8     Binding Effect.
                  --------------

                  This Agreement and any other documents and instruments delivered or required to be delivered pursuant hereto shall inure to the benefit of and shall be binding upon the parties hereto and their heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto. The Borrower may not assign its rights or obligations hereunder without the prior written consent of Agent and all of the Lenders.

         10.9     Participations and Assignments.
                  ------------------------------

                  (a) Each Lender with the prior written consent of the Agent and the Borrower (which consent of the Borrower shall not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default), shall have the right to assign all or any part of such Lender's Loans, Revolving Credit Commitment and Notes, on a pro rata basis, to any other lender; provided, however, notwithstanding the foregoing, that any such assignment by Fulton Bank and each Fulton Affiliate (as hereinafter defined) shall be permitted without such consent if made to a Fulton Affiliate. For the purposes of Section 10.9, the term "Fulton Affiliate" shall mean any commercial bank organized under the laws of the United States of America or any State thereof that is, directly or indirectly, wholly-owned by the entity that is Fulton Bank's "ultimate parent entity" as such term is defined in 16 CFR ss.801.1. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Revolving Credit Commitment assumed by, such assignee and (2) to such assignor Lender, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Revolving Credit Commitment, if any, and each assignor Lender shall cancel and return to the Borrower its existing Notes. Upon any such assignment, the applicable Revolving Credit Commitment and Revolving Credit Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent to the Borrower and each Lender.

                  (b) Each Lender may grant participations in all or any part of its Loans, its Notes and its Revolving Credit Commitment to one or more lenders, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder to the extent such participant has an interest therein, (C) postpone any date fixed for the payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder to the extent such participant has an interest therein; provided, however, notwithstanding the foregoing, that any such participation granted by Fulton Bank and each Fulton Affiliate shall require the prior written consent of the Agent if made to any lender other than a Fulton Affiliate.

         10.10    Indemnification by the Borrower.
                  -------------------------------

                  In addition to all amounts payable hereunder, the Borrower shall protect, indemnify, and save harmless the Agent, each Lender and their respective officers, employees and agents (collectively, the "Indemnitees") against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed against any Indemnitee by reason of (a) any accident, injury (including death) or damage to any person or property, however caused (other than the negligence or willful misconduct of such Indemnitee), resulting from, connected with or growing out of any act of commission or omission of the Borrower, or any officers, employees, agents, assignees, contractors or subcontractors of the Borrower, or (b) any untrue statement by the Borrower or any of its officers, employees or agents of a material fact or any omission by the Borrower or any of its officers, employees or agents to state a material fact necessary in order to make any statements made, in light of the circumstances under which they were made, not misleading and made in connection with the Loans and the transactions contemplated by this Agreement; and, in any such case, regardless of whether such liabilities, suits, actions, claims, demands, damages, losses, expenses and costs be against, or be suffered or sustained by, any Indemnitee, or be against, or be suffered or sustained by, legal entities, officers, agents, or other persons to whom an Indemnitee may become liable therefor. The Borrower may, and if so requested by the Indemnitee shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against such Indemnitee in connection with any of the matters indemnified against in this Section. The Agent and each Lender agree to give the Borrower timely notice of and shall forward to the Borrower every demand, notice, summons or other process received with respect to any claim or legal proceeding within the purview hereof, but the failure to give such notice shall not affect an Indemnitee's rights to indemnification hereunder unless the failure to give notice shall have deprived the Borrower of a reasonable opportunity to contest any such matter. If the indemnification provided for herein is held by a court to be unavailable or is insufficient to hold harmless the Indemnitees in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the Borrower shall contribute to the amount paid or payable by the Indemnitees as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Borrower on the one hand and the Indemnitees on the other hand, as well as any other relevant equitable considerations. The provisions of this Section shall survive the expiration of the Revolving Credit Commitment Period, the repayment, satisfaction or discharge of the Loans, and the Resignation of the Agent or replacement of any Lender.

         10.11    Integration.
                  -----------

                  All Exhibits to a Loan Document shall be deemed to be a part thereof. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Lenders and the other parties thereto with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent, the Lenders and the other parties with respect to the subject matter thereof including, without limitation, those portions of that certain Credit Agreement dated February 16, 1999 by and between The First National Bank of Maryland, a division of FMB Bank (a predecessor to Allfirst Bank), as the same has been amended and supplemented, and the related Loan Documents, specifically relating to the Revolving Loan as defined therein; provided, however, that the provisions of said prior Credit Agreement and the related Loan Documents, to the extent the same apply to the Mortgage Loan as defined therein, shall continue in full force and effect.

         10.12    Waiver of Trial by Jury.
                  -----------------------

                  THE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT OR ANY LENDER, OR COUNSEL THERETO, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         10.13    Jurisdiction and Venue.

                  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Agent's office indicated in Section 10.6 of this Agreement is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Agent or any Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other country, state or other foreign or domestic jurisdiction. The Agent and the Borrower agree that the venue provided above is the most convenient forum for both the Agent and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

         The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including Waiver of Trial by Jury, and has been advised by counsel as necessary or appropriate.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed on its respective behalf on the date first set forth above.


ATTEST:                                              HERLEY INDUSTRIES, INC.

By:                                                  By:
    -------------------------------------               -------------------
    Anello C. Garefino, Treasurer and CFO                 Myron Levy, CEO

(SEAL)


                                                    ALLFIRST BANK, in its
                                                    capacities as Agent
                                                    and Lender

                                                    By:
                                                       --------------------
                                                        Vice President


                                                    FULTON BANK

                                                    By: --------------------
                                                         Vice President

                                    EXHIBIT A



                          REVOLVING CREDIT COMMITMENTS
                   AND REVOLVING CREDIT COMMITMENT PERCENTAGES



                         Revolving Credit  Revolving Credit  LIBOR Advances
Lender                   Commitments       Commitment %      Commitment %
---------------------    ----------------  ----------------  --------------
Allfirst Bank            $30,000,000.00          60%

 Target Rate Advances     $5,000,000.00          --               --
  LIBOR Advances
     Commitment          $25,000,000.00          --               56%

Fulton Bank              $20,000,000.00          40%

 LIBOR Advances          $20,000,000.00                           44%
   Commitment